Exhibit 99.1

bioAffinity Technologies Announces Pricing of $3.25 Million Offering

SAN ANTONIO, Texas (May 6, 2025) – bioAffinity Technologies, Inc. (NASDAQ: BIAF, BIAFW) a biotechnology company focused on the need for noninvasive tests for the detection of early-stage cancer, today announced that it has priced a best efforts offering of securities as described below for aggregate gross proceeds to the Company of $3.25 million, before deducting agent fees and other estimated expenses payable by the company.

The offering consists of 10,156,250 shares (the “Shares”) of our Common Stock (or pre-funded warrants), together with warrants to initially purchase up to 15,234,375 shares of Common Stock, (the “May 2025 Warrants”). The combined public offering price for each share of common stock (or pre-funded warrant) and accompanying May 2025 Warrant is $0.32.

The closing of the offering is expected to occur on or about May 7, 2025, subject to the satisfaction of customary closing conditions.

WallachBeth Capital, LLC is acting as sole placement agent for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The securities described above are being offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-286921), as amended, previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. The offering is being made only by means of a preliminary prospectus and final prospectus that will form a part of the registration statement. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the prospectus supplements may be obtained, when available, from WallachBeth Capital, LLC, via email at cap-mkts@wallachbeth.com, by calling +1 (646) 237-8585, or by standard mail at WallachBeth Capital LLC, Attn: Capital Markets, 185 Hudson St., Suite 1410, Jersey City, NJ 07311, USA.

About CyPath® Lung

CyPath® Lung uses proprietary advanced flow cytometry and artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. Automated data analysis helps determine if cancer is present or if the patient is cancer-free. CyPath® Lung incorporates a fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. Clinical study results demonstrated that CyPath® Lung had 92% sensitivity, 87% specificity and 88% accuracy in detecting lung cancer in patients at high risk for the disease who had small lung nodules less than 20 millimeters. Diagnosing and treating early-stage lung cancer can improve outcomes and increase patient survival. For more information, visit www.cypathlung.com.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the closing of the offering on May 7, 2025. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the ability to close the offering when anticipated and the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contacts

bioAffinity Technologies

Julie Anne Overton

Director of Communications

jao@bioaffinitytech.com

Investor Relations

Dave Gentry

RedChip Companies Inc.

1-800-RED-CHIP (733-2447) or 407-491-4498

BIAF@redchip.com